TECHNE CORPORATION RELEASES UNAUDITED FOURTH QUARTER
                 AND FISCAL YEAR 2011 RESULTS

Minneapolis/August 2, 2011/ Techne Corporation's (NASDAQ:TECH) financial results for the fourth quarter and fiscal year ended June 30, 2011 include the following highlights:

  Fourth quarter earnings grew 9.4% to $28.3 million or $.76 per diluted share. Earnings for the quarter grew 21.2% to $31.6 million or $.85 per diluted share when adjusted for intangible asset amortization, costs recognized upon the sale of inventory that was written up to fair value as part of the acquisitions completed in the quarter and professional and other acquisition related costs.

    Fiscal year earnings grew 2.3% to $112 million or $3.02 per diluted share. Earnings for the fiscal year grew 9.9% to $116 million or $3.13 per diluted share when adjusted for the above identified items and the tax benefit in fiscal 2010 from repatriation of cash.

  Net sales as reported grew 17.0% to $78.0 million for the quarter. Organic sales grew 6.5% in the quarter.

    Net sales as reported grew 7.8% to $290 million for the fiscal year. Organic sales grew 5.9% in the fiscal year.

Consolidated net earnings for the quarter and fiscal year ended June 30, 2011 were impacted by the acquisition of Boston Biochem, Inc. (Boston Biochem) on April 1, 2011 and Tocris Holdings Limited (Tocris) on April 28, 2011, including the cost recognized upon the sale of inventory that was written up to fair value as part of the acquisitions, increased amortization of acquired intangible assets, professional fees and other costs to complete the transactions and an increase in the effective tax rate as a result of certain acquisition costs not being deductible. Increased sales and foreign exchange transaction gains also helped to improve earnings. Results for the prior fiscal year included a $4.7 million tax benefit, equating to $.12 per share, from a foreign exchange tax loss on Techne's repatriation of 50 million pounds sterling from R&D Systems Europe to its U.S. based parent.

Consolidated net sales for the quarter and fiscal year ended June 30, 2011 include $4.7 million of sales from the acquired companies. A weaker U.S. dollar as compared to foreign currencies improved sales by $2.3 million and $466,000 in the quarter and fiscal year ended June 30, 2011, respectively, from the comparable prior-year periods.

As a result of the acquisitions described above, the Company has revised its segment reporting and will include the operations of R&D Systems' Biotechnology Division, R&D Systems Europe, Tocris, R&D Systems China, BiosPacific and Boston Biochem in its Biotechnology segment. R&D Systems' Hematology Division operations will continue to be reported as the Company's Hematology segment.

Biotechnology segment net sales were $73.0 million for the quarter ended June 30, 2011, an increase of 17.3% from $62.3 million for the quarter ended June 30, 2010. Biotechnology net sales were $270 million for the fiscal year ended June 30, 2011, an increase of 7.8% from $251 million for the fiscal year ended June 30, 2010. Biotechnology sales growth was 6.1% and 5.8% for the quarter and fiscal year ended June 30, 2011, respectively, if the sales from the acquisitions and foreign currency benefit are excluded.

Customer sales growth for the Biotechnology segment from the same prior-year periods included:

                                        Period ended June 30, 2011
                                        --------------------------
                                         Quarter      Fiscal Year
                                        ----------    -----------
R&D Systems Biotechnology Division:
  Industrial, pharmaceutical
    and biotechnology                       2.3%          4.8%
  Academic                                  3.0%          6.4%
  Pacific Rim distributors                 10.2%          4.1%

R&D Europe:
  Reported                                 16.2%          4.4%
  In constant currency                      3.2%          4.1%

R&D China:
  Reported                                 28.1%         26.0%
  In constant currency                     22.2%         22.6%


Hematology net sales for the quarter and fiscal year ended June 30, 2011 were $5.0 million and $19.7 million, increases of 11.9% and 7.0%, respectively, from the comparable prior-year periods.

The gross margin percentage declined to 76.4% in the quarter ended June 30, 2011 from 79.1% in the comparable prior-year quarter due costs recognized upon the sale of inventory that was written up to fair value as part of the acquisitions and amortization of intangible assets. Gross margins were 79.5% and 79.3% for the quarters ended June 30, 2011 and 2010, respectively, if such costs were excluded in both periods.

Selling, general and administrative expenses for the quarter and fiscal year ended June 30, 2011 increased $3.0 million and $3.2 million from the quarter and fiscal year ended June 30, 2010. The acquired businesses added $945,000 of selling, general and administrative expenses in the quarter and fiscal year, excluding intangible amortization which increased $259,000 in the quarter. The increase in selling, general and administrative expense for the quarter and fiscal year was also impacted by increased professional fees and costs related to the acquisitions ($1.3 million and $1.7 million for the quarter and fiscal year, respectively) and increased profit sharing expense ($388,000 and $805,000 for the quarter and fiscal year, respectively).

Foreign exchange transaction gains for the quarter and fiscal year ended June 30, 2011 were $177,000 and $844,000, respectively, compared to foreign exchange transaction losses of $631,000 and $960,000 for the quarter and fiscal year ended June 30, 2010, respectively.

The effective tax rate for the quarter and fiscal year ended June 30, 2011 was 34.1% and 31.9% as compared to 32.9% and 29.8% for the same prior-year periods. The effective tax rate for the quarter and fiscal year were impacted by non-deductible professional fees and other costs related to the acquisitions, the renewal of the U.S. research and development credit and an increase in the deduction for qualified production activities. The effective rates for the prior fiscal year were abnormally low due to the tax benefit received following repatriation of funds from the U.K. to the U.S. Excluding this benefit, the effective tax rates for the fiscal year ended June 30, 2010 would have been 32.8%. Effective tax rates for fiscal 2012 are expected to be 31% to 33%.


Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements, including the expected effective tax rate, involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the integration of the acquired companies, the introduction and acceptance of new biotechnology and hematology products, the levels and particular directions of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the retention of hematology OEM and proficiency survey business, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.
We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Use of Adjusted Financial Measures:

The adjusted financial measures used in this press release quantify the impact the following events had on reported net sales, gross margin percentages, selling, general and administrative expenses, effective tax rates, net earnings and earnings per share for the quarter and fiscal year ended June 30, 2011 as compared to the reported amounts for the same periods ended June 30, 2010:

  - fluctuations in exchange rates used to convert transactions in foreign currencies (primarily the Euro, British pound sterling and Chinese yuan) to U.S. dollars,

  - the acquisitions of Boston Biochem on April 1, 2011 and Tocris on April 28, 2011, including the impact of amortizing intangible assets and the recognition of costs upon the sale of inventory written up to fair value, and

  - the tax benefit received following repatriation of cash from the United Kingdom in fiscal 2010.

These adjusted financial measures are not prepared in accordance with generally accepted accounting principles (GAAP) and may be different from adjusted financial measures used by other companies. Adjusted financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these adjusted financial measures to be helpful in assessing the Company's ongoing operating results. In addition, these adjusted financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors' operating results. We include these adjusted financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis. Investors are encouraged to review the reconciliations of the adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.


                  *  *  *  *  *  *  *  *  *  *  *  *

Techne Corporation has two operating subsidiaries: Research and Diagnostic Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England. R&D Systems is a specialty manufacturer of biological products. R&D Systems has four subsidiaries:
BiosPacific, Inc. (BiosPacific), located in Emeryville, California, Boston Biochem, Inc., located in Cambridge, Massachusetts, R&D Systems China Co. Ltd., (R&D China), located in Shanghai, China and Tocris Cookson Inc., located in Saint Louis, Missouri. BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. Boston Biochem is a leading developer and manufacturer of ubiquitin-related research products. R&D China and R&D Europe distribute biotechnology products. R&D Europe has two subsidiaries: Tocris Holdings Limited (Tocris) of Bristol, England and R&D Systems GmbH, a German sales operation. Tocris is a leading supplier of reagents for non-clinical life science research.

Contact:  Greg Melsen, Chief Financial Officer
          Kathy Backes, Controller
          (612) 379-8854



                        TECHNE CORPORATION
               CONSOLIDATED STATEMENTS OF EARNINGS
              (In thousands, except per share data)
                            (Unaudited)

                                      QUARTER ENDED   FISCAL YEAR ENDED
                                    ----------------  ------------------
                                    6/30/11  6/30/10   6/30/11   6/30/10
                                    -------  -------  --------  --------
Net sales                           $78,038  $66,714  $289,962  $269,047
Cost of sales                        18,407   13,943    65,025    54,898
                                    -------  -------  --------  --------
Gross margin                         59,631   52,771   224,937   214,149

Operating expenses:
  Selling, general and
    administrative                   10,562    7,595    35,897    32,700
  Research and development            6,466    6,251    25,985    25,121
                                    -------  -------  --------  --------
    Total operating expenses         17,028   13,846    61,882    57,821
                                    -------  -------  --------  --------
Operating income                     42,603   38,925   163,055   156,328
Other income (expense):
  Interest income                       818    1,011     3,752     4,375
  Other non-operating expense, net     (450)  (1,335)   (1,826)   (4,257)
                                    -------  -------  --------  --------
    Total other income (expense)        368     (324)    1,926       118
                                    -------  -------  --------  --------
Earnings before income taxes         42,971   38,601   164,981   156,446
Income taxes                         14,640   12,706    52,679    46,670
                                    -------  -------  --------  --------
Net earnings                        $28,331  $25,895  $112,302  $109,776
                                    =======  =======  ========  ========
Earnings per share:
  Basic                             $  0.76  $  0.70  $   3.03  $   2.95
  Diluted                           $  0.76  $  0.69  $   3.02  $   2.94

Weighted average common
  shares outstanding:
   Basic                             37,140   37,233    37,098    37,255
   Diluted                           37,230   37,314    37,172    37,347



                           TECHNE CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                             (In thousands)
                               (Unaudited)

                                                      6/30/11   6/30/10
                                                     --------  --------
ASSETS
Cash and equivalents                                 $ 77,613  $ 94,139
Short-term available-for-sale investments              63,200    44,672
Trade accounts receivable                              35,914    30,850
Other receivables                                       1,946     1,532
Inventory                                              44,906    13,737
Other current assets                                    6,838    16,110
                                                     --------  --------
  Current assets                                      230,417   201,040
                                                     --------  --------

Available-for-sale investments                        131,988   171,171
Property and equipment, net                            95,398    97,400
Goodwill and intangible assets, net                   138,915    27,112
Other non-current assets                               20,952    22,093
                                                     --------  --------
  Total assets                                       $617,670  $518,816
                                                     ========  ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                  $ 18,188  $ 17,024
Deferred taxes                                         13,360         0
Stockholders' equity                                  586,122   501,792
                                                     --------  --------
  Total liabilities and stockholders' equity         $617,670  $518,816
                                                     ========  ========


                          TECHNE CORPORATION
                   RECONCILIATION of ORGANIC SALES
                           (In thousands)
                            (Unaudited)

                                      QUARTER ENDED   FISCAL YEAR ENDED
                                    ----------------  ------------------
                                    6/30/11  6/30/10   6/30/11   6/30/10
                                    -------  -------  --------  --------
Net sales                           $78,038  $66,714  $289,962  $269,047
Organic sales adjustments:
  Acquisitions                       (4,683)       0    (4,683)        0
  Impact of foreign currency
    fluctuations                     (2,328)       0      (466)        0
                                    -------  -------  --------  --------
Organic sales                       $71,027  $66,714  $284,813  $269,047
                                    =======  =======  ========  ========



                          TECHNE CORPORATION
          RECONCILIATION of NET EARNINGS and EARNINGS per SHARE
                 (In thousands, except per share data)
                             (Unaudited)

                                      QUARTER ENDED   FISCAL YEAR ENDED
                                    ----------------  ------------------
                                    6/30/11  6/30/10   6/30/11   6/30/10
                                    -------  -------  --------  --------
Net earnings                        $28,331  $25,895  $112,302  $109,776
Identified adjustments:
  Costs recognized upon sale
    of acquired inventory             1,835        0     1,835         0
  Amortization of intangibles           954      240     1,465       960
  Professional fees and other
    acquisition related costs         1,256        0     1,735         0
  Tax benefit from repatriation
    of cash                               0        0         0    (4,660)
                                    -------  -------  --------  --------
                                      4,045      240     5,035    (3,700)
  Tax impact of adjustments            (797)     (86)   (1,119)     (346)
                                    -------  -------  --------  --------
                                      3,247      154     3,915    (4,046)
                                    -------  -------  --------  --------
Net earnings - Adjusted for
  identified items                  $31,578  $26,049  $116,217  $105,730
                                    =======  =======  ========  ========

Earnings per share -
  Diluted - Adjusted                $  0.85  $  0.70  $   3.13  $   2.83




                        TECHNE CORPORATION
            RECONCILIATION of GROSS MARGIN PERCENTAGES
                           (Unaudited)

                                      QUARTER ENDED   FISCAL YEAR ENDED
                                    ----------------  ------------------
                                    6/30/11  6/30/10   6/30/11   6/30/10
                                    -------  -------  --------  --------
Gross margin percentage               76.4%    79.1%     77.6%     79.6%
Identified adjustments:
  Costs recognized upon sale
    of acquired inventory              2.4%     0.0%      0.6%      0.0%
  Amortization of intangibles          0.7%     0.2%      0.3%      0.2%
                                    -------  -------  --------  --------
Gross margin percentage - Adjusted    79.5%    79.3%     78.5%     79.8%

                                    =======  =======  ========  ========


                       TECHNE CORPORATION
       RECONCILIATION of SELLING, GENERAL and ADMINISTRATIVE EXPENSES
                         (In thousands)
                          (Unaudited)

                                      QUARTER ENDED   FISCAL YEAR ENDED
                                    ----------------  ------------------
                                    6/30/11  6/30/10   6/30/11   6/30/10
                                    -------  -------  --------  --------
Selling, general and
  administrative expenses           $10,562  $ 7,595  $ 35,896  $ 32,700
Identified adjustments:
  Acquired companies' expense,
    excluding intangible
    amortization                       (945)       0      (945)        0
  Professional fees and other
    acquisition related costs        (1,256)       0    (1,735)        0
  Amortization of intangibles          (390)   ( 131)     (575)     (525)
                                    -------  -------  --------  --------
Selling, general and administrative
  expenses - Adjusted               $ 7,971  $ 7,464  $ 32,641  $ 32,175
                                    =======  =======  ========  ========


                       TECHNE CORPORATION
             RECONCILIATION of EFFECTIVE TAX RATE
                           (Unaudited)

                                      QUARTER ENDED   FISCAL YEAR ENDED
                                    ----------------  ------------------
                                    6/30/11  6/30/10   6/30/11   6/30/10
                                    -------  -------  --------  --------
Effective tax rate                    34.1%    32.9%     31.9%     29.8%
Identified adjustments:
  Tax benefit from repatriation
    of cash                            0.0%     0.0%      0.0%      3.0%
  Non deductible professional
    fees and acquisition costs        (1.1%)    0.0%     (0.2%)     0.0%
                                    -------  -------  --------  --------
Effective tax rate - Adjusted         33.0%    32.9%     31.7%     32.8%
                                    =======  =======  ========  ========


                      TECHNE CORPORATION
          RECONCILIATION of INTANGIBLE AMORTIZATION
                        (In thousands)
                         (Unaudited)

                                      QUARTER ENDED   FISCAL YEAR ENDED
                                    ----------------  ------------------
                                    6/30/11  6/30/10   6/30/11   6/30/10
                                    -------  -------  --------  --------
Amortization of intangible assets
  was included in:
    Cost of goods sold              $   564  $   109  $    890  $    435
    Selling, general and
      administrative expenses           390      131       575       525
                                    -------  -------  --------  --------
Total amortization of
  intangible assets                 $   954  $   240  $  1,465  $    960
                                    =======  =======  ========  ========